SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  ss.240.14a-11(c)  or ss.240.14a-12

                              U.S. AGGREGATES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title  of  each  class  of  securities  to which transaction  applies:
          N/A

     (2)  Aggregate  number  of  securities  to  which  transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed  maximum  aggregate  value  of  transaction:  N/A

     (5)  Total  fee  paid:  N/A

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ]  Check  box  if  any  part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  Previously  Paid:  N/A

     (2)  Form,  Schedule  or  Registration  Statement  No.:  N/A

     (3)  Filing  Party:  N/A

     (4)  Date  Filed:  N/A

                            U.S.  AGGREGATES,  INC.
                     400  South  El  Camino  Real,  Suite  500
                         San  Mateo,  California  94402

                  NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                                May  16,  2000

TO  THE  SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of U.S. Aggregates, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 16, 2000, at 1:00 p.m. local time, in the Ridgley Room at the Tutwiler Hotel at 2021 Park Place North, Birmingham, Alabama 35203 for the following purposes:

1. To elect three (3) Class I directors to hold office for a term ending in 2003 and until their successors are elected and qualified.

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 21, 2000 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                             By  Order  of  the  Board  of  Directors,

                             /S/ Michael J. Stone
                             Michael  J.  Stone
                             Secretary

San  Mateo,  California
March  30,  2000

ALL  SHAREHOLDERS  ARE  CORDIALLY  INVITED  TO  ATTEND THE  MEETING  IN  PERSON.
HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE
POSTAGE-PREPAID  ENVELOPE  ENCLOSED  FOR  THAT  PURPOSE.

                              U.S. AGGREGATES, INC.
                       400 SOUTH EL CAMINO REAL, SUITE 500
                           SAN MATEO, CALIFORNIA 94402

                                 PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of U.S. Aggregates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 16, 2000 at 1:00 p.m. local time, at which shareholders of record on March 21, 2000 will be entitled to vote. On March 21, 2000, the Company had issued and outstanding 14,900,593 shares of Common Stock, par value $.01 per share. The annual meeting will be held in the Ridgley Room at the Tutwiler Hotel at 2021 Park Place North, Birmingham, Alabama 35203.

VOTING  AND  REVOCABILITY  OF  PROXIES

     All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted FOR approval of all proposals in accordance with the recommendation of the Company's Board of Directors. Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy, or by voting the shares subject to the proxy by written ballot.

     Broker non-votes and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote, will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. For all other proposals, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not the proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Each holder of Common Stock is entitled to one vote for each share of Common Stock held.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company; no additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company intends to mail this proxy statement on or about March 31, 2000.

SHAREHOLDER  PROPOSALS  FOR  NEXT  ANNUAL  MEETING

     Proposals of shareholders that are intended to be presented at the Company's 2001 annual meeting of shareholders must be received by the Company no later than December 31, 2000 in order to be included in the proxy statement and proxy relating to that meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The  Company's  Certificate  of Incorporation provides for three classes of
directors:  Class  I,  Class  II  and  Class  III.    In  accordance  with  the
Certificate of Incorporation, Class I directors are to be elected at the 2000 annual meeting, Class II directors are to be elected at the 2001 annual meeting and Class III directors are to be elected at the annual meeting in the year 2002. At each annual meeting of shareholders, one class of directors is elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

                    MANAGEMENT RECOMMENDS A VOTE FOR EACH OF
                      THE NOMINEES FOR DIRECTOR NAMED BELOW

NOMINEES

     Three Class I directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of shareholders to be held in 2003 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The current Class I directors are Edward
A. Dougherty, Michael J. Stone and Raymond R. Wingard. Mr. Wingard was appointed to the Board as a Class I director on December 9, 1999. Messrs. Dougherty and Stone were previously elected to the board by the shareholders.

The following table sets forth certain information regarding the Company's directors and nominees.


Name                                        Age  Position                                 Director Since
------------------------------------------  ---  ---------------------------------------  --------------
Class  I  Nominees  to  be  Elected  at  the  Annual  Meeting
-------------------------------------------------------------

Edward A. Dougherty. . . . . . . . . . . .   42  Director                                       1997

Michael J. Stone . . . . . . . . . . . . .   56  Executive Vice President - Development,        1994
                                                 Chief Financial Officer, Treasurer and
                                                 Secretary

Raymond R. Wingard . . . . . . . . . . . .   69  Director                                       1999 (1)



Class  II  Director  Whose  Terms  Expire  At  The  2001  Annual  Meeting  Of  Shareholders
-------------------------------------------------------------------------------------------

Morris L. Bishop, Jr.. . . . . . . . . . .   55  President and Chief Operating Officer          1999 (2)

Charles R. Pullin. . . . . . . . . . . . .   76  Director                                       1994

Bruce V. Rauner. . . . . . . . . . . . . .   44  Director                                       1994

                                      -2-

Class  III  Directors  Whose  Terms  Expire  at  the  2002  Annual  Meeting  of  Shareholders
---------------------------------------------------------------------------------------------

Franz L. Cristiani . . . . . . . . . . . .   58  Director                                       2000 (3)

David A. Donnini . . . . . . . . . . . . .   34  Director                                       1994

James A. Harris. . . . . . . . . . . . . .   66  Chief Executive Officer and Chairman of        1994
                                                 the Board


(1) Appointed by the Board of Directors as a Class I director on December 9,
    1999.
(2) Appointed  by  the  Board  of Directors as a Class II director on May 1,
    1999.
(3) Appointed by the Board of Directors as a Class III director on February 4, 2000.

     Each of the nominees and current directors has been engaged in the principal occupations set forth below during the past five years:

     Edward A. Dougherty. Mr. Dougherty has provided consulting services to the Company since its founding in January 1994. Mr. Dougherty is an independent financial advisor.

     Michael  J.  Stone.  Mr.  Stone  has  been  Executive  Vice
President--Development, Chief Financial Officer, Treasurer, Secretary and Director of the Company since January 1994.

     Raymond R. Wingard. Mr. Wingard is President of Wingard Enterprises, Inc. (consulting services and funding to early stage business ventures). Mr. Wingard is also Chairman of the Board of Cardiac Telecom Corp. (telemedicine technology). Mr. Wingard is a retired vice president of Koppers Company, Inc.

     Morris L. Bishop, Jr. Mr. Bishop has been President and Chief Operating Officer of the Company since May 1997. From 1994 to 1997 he was Vice President of the Company. Prior thereto he was Vice President of Hoover, Inc.

     Charles R. Pullin. Mr. Pullin is the retired Chairman and Chief Executive Officer of Koppers Company, Inc.

     Bruce V. Rauner. Mr. Rauner is the Managing Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in May 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc., where he has been a Principal since 1981. Mr. Rauner is also a director of Coinmach Corporation, Lason, Inc., Province Healthcare Company, AnswerThink Consulting Group, Inc., AppNet, Inc. and Polymer Group, Inc.

     Franz L. Cristiani. Mr. Cristiani is a retired partner of Arthur Andersen LLP. Mr. Cristiani retired in August 1999.

     David A. Donnini. Mr. Donnini is a Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in May 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc., where he has been a Principal since 1993. Mr. Donnini is also a director of Coinmach Corporation and Polymer Group, Inc.

     James A. Harris. Mr. Harris has been Chief Executive Officer and Chairman of the Board since January 1994. Prior thereto he was Vice President of Koppers Company, Inc.

TRANSACTIONS  WITH  MANAGEMENT  AND  OTHERS

The  1999  Recapitalization.

     In connection with the Company's August 1999 initial public offering, the following transactions took place between the Company and certain of its affiliates: (i) Each outstanding share of common stock of Western Aggregates Holding Corp., a subsidiary of the Company in which certain members of its management (not including any of the Company's executive officers or directors) held a minority interest, not held by the Company was converted into approximately 18.702 shares (after taking into account a 30.0347 to 1 stock split) of the Company's common stock; (ii) each outstanding share of common stock of SRM Holdings Corp., a subsidiary of the Company in which certain members of its management (not including any of the Company's executive officers or directors) held a minority interest, not held by the Company was converted into approximately 242.401 shares (after taking into account a 30.0347 to 1 stock split) of the Company's common stock; (iii) 300,842 shares of the Company's preferred stock owned by Golder, Thoma, Cressey, Rauner Fund IV, L.P., Messrs. Harris and Dougherty, a trust for the benefit of Mr. Stone and his wife for which they also serve as trustees, and Mrs. Jeanne T. Richey, were converted, after the inclusion of accrued but unpaid dividends of $16,292,908, into an aggregate of 3,091,809 shares of the Company's common stock. The preferred stock and accrued dividends were converted into common stock based upon the offering price of the Company's initial public offering.

Certain  Loans  to  Executives.

     As of February 29, 2000, the Company has outstanding principal loans of approximately $146,000 to James A. Harris, Chief Executive Officer and Chairman of the Board, $100,000 to Michael J. Stone, Executive Vice President - Development, Chief Financial Officer, Treasurer and Secretary and a Director, $247,000 to Morris L. Bishop, Jr., President and Chief Operating Officer and a Director, pursuant to promissory notes to finance their purchase of the Company's securities. Each of the notes is secured by a pledge of the securities purchased with the note pursuant to a pledge agreement between the Company and each of Messrs. Harris, Stone and Bishop. The notes bear interest at a rate per annum equal to 8%. The principal amount of the notes and all interest accrued thereon mature in part on various dates beginning in October 2001, with the remainder maturing in October 2005. The notes may be prepaid in full or in part at any time.

Professional  Services  Agreement.

     The Company had a professional services agreement with Golder, Thoma, Cressey, Rauner, Inc. pursuant to which it provided financial and management consulting services to the Company. The agreement was terminated in July 1999 immediately prior to the Company's initial public offering. Under the professional services agreement, Golder, Thoma, Cressey, Rauner, Inc. received an annual management fee equal to 0.25% of the aggregate purchase price paid by Golder, Thoma, Cressey, Rauner Fund IV, L.P. to the Company for common and preferred stock up to a maximum of $150,000 per year plus reimbursement of out-of-pocket expenses and an investment fee payable at the time of any purchase of our common or preferred stock by Golder, Thoma, Cressey, Rauner Fund IV, L.P. equal to 1.0% of the amount of the purchase price paid to the Company by Golder, Thoma, Cressey, Rauner Fund IV, L.P. for the common or preferred stock. For the year ended December 31, 1999 the Company paid or accrued $150,000 in fees under the professional services agreement.

Registration  Agreement.

     The Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P., James A. Harris Grantor Retained Annuity Trust, The James A. Harris Charitable Remainder Unitrust, a trust for the benefit of Mr. Stone and his wife for which they also serve as trustees, Mrs. Jeanne T. Richey and Messrs. Harris, Bishop, Dougherty and Pullin are parties to a registration agreement. Pursuant to the registration agreement, the holders of a majority of the Company's common stock issued pursuant to an equity purchase agreement, or issued or issuable in respect of the securities may request, after the offering of common stock, up to three registrations of all or any part of their common stock on Form S-1 or any similar long-form registration statement, if available, an unlimited number of registrations on Form S-2 or S-3 or any similar short-form registration statement, each at the Company's expense. In the event the holders of a majority of common stock make such a request, all other parties to the registration agreement will be entitled to participate in the registration. The registration agreement also grants the parties piggyback registration rights with respect to registrations by the Company of its securities. The Company pays all expenses related to these piggyback registrations.

Financial  Advisory  Arrangements.

     Pursuant to financial advisory agreements between the Company and Edward A. Dougherty, a Director, Mr. Dougherty has served as an advisor to the Company with respect to strategic financial planning from time to time in connection with its acquisition program and securing and completing specific financing arrangements. The Company paid Mr. Dougherty a total of $416,206 in 1999 for financial advisory services rendered to it including $140,000 paid upon the consummation of the Company's initial public offering.

Certain  Family  Relationships.

     David Harris, the son of James A. Harris, is a full-time employee of Southern Ready Mix, Inc., a subsidiary. David Harris receives a salary of approximately $90,000 for performing services as an employee. Christopher M. Bishop, the son of Morris L. Bishop, Jr., and Timothy K. Bishop, the brother of Morris L. Bishop, Jr., are full-time employees of Southern Ready Mix, Inc., a subsidiary. Each receives a salary of approximately $60,000 for services performed as an employee. Ashia H. Stone, the wife of Michael J. Stone acts as one of the Company's financial advisors. The Company paid Ms. Stone a total of $144,240 in 1999 for financial advisory services provided to it.

Other  Relationships.

     Morris L. Bishop, Jr. has a minority interest in Dekalb Stone, Inc., a corporation in which the Company is the majority shareholder.

BOARD  COMMITTEES  AND  MEETINGS

     During 1999 the Board of Directors held four meetings. The Board of Directors has a standing Audit Committee whose function is to recommend the engagement of the Company's independent accountants, approve services performed by such accountants, and review and evaluate the Company's accounting system and system of internal controls. The Audit Committee, which consists of Messrs.
Pullin and Wingard (from December 9, 1999), held one meeting during the year. Mr. Cristiani was appointed to the Audit Committee in February 2000.

     The Board of Directors has a standing Compensation Committee which makes recommendations to the Board of Directors concerning salaries and incentive compensation paid to officers, administers the Company's 1999 Long Term Incentive Plan, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consists of Messrs. Donnini, Pullin and Rauner, held one meeting during the year.

COMPENSATION  OF  DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer fee, which is currently $12,000, plus $3,000 for each meeting day of the Board. Directors' fees paid or accrued by the Company during 1999 totaled $21,000. Additionally, during 1999 the Company's non-employee directors received a nonqualified option grant to purchase 3,000 shares of Common Stock under the Company's 1999 Long Term Incentive Plan. Employee directors receive no additional compensation for serving as a director.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the Company's Common Stock as of March 21, 2000 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director and nominee;
(iii) each named executive officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS(a)


                                                 AMOUNT OF DIRECT      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP  OF CLASS (b)
---------------------------------------------  --------------------  ------------
Golder, Thoma, Cressey, Rauner Fund IV, L.P..         7,824,997          52.5%
  6100 Sears Tower
  Chicago, Illinois 60606

Goldman Sachs Asset Management. . . . . . . .           803,600           5.4%
  1 New York Plaza
  New York,  New York  10004

T. Rowe Price Associates, Inc. (c). . . . . .         1,040,900           7.0%
  100 E. Pratt Street
  Baltimore, Maryland 21202

(a) Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d),13(g) and 16(a) and information made known to the company.
(b) Calculation based on 14,900,593 shares of Common Stock outstanding as of March 21, 2000.
(c) These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, expressly disclaims that it is, in fact, the beneficial owners of such securities.

SECURITY  OWNERSHIP  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS


                           AMOUNT AND NATURE
NAME OF                      OF BENEFICIAL        PERCENT
BENEFICIAL OWNER           OWNERSHIP (a) (b)    OF CLASS(c)
-------------------------  ------------------  -------------
  Morris L. Bishop, Jr. .             123,893         *
  Franz L. Cristiani. . .               3,000         *
  David A. Donnini. . . .           7,827,997(d)     52.5% *
  Edward A. Dougherty . .              33,657(e)      *
  James A. Harris . . . .             443,346(f)      3.0%
  Charles R. Pullin . . .              17,837         *
  Bruce V. Rauner . . . .           7,827,997(d)     52.5%
  Michael J. Stone. . . .             302,384(g)      2.0%
  Raymond R. Wingard. . .               3,500         *
  All Directors and . . .           8,755,614        58.8%
  Executive Officers as a
  Group

*   Does  not  exceed  1%  of  the  referenced  class  of  securities.

(a) Ownership  is  direct  unless  indicated  otherwise.
(b) Includes shares beneficially owned and shares which may be acquired within 60 days from March 21, 2000.
(c) Calculation based on 14,900,593 shares of Common Stock outstanding as of March 21, 2000.
(d) Includes 3,000 shares issuable upon the exercise of stock options and 7,824,997 shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. to which Messrs. Donnini and Rauner disclaim any beneficial interest.
(e) Includes 30,657 shares owned by The Edward A. Dougherty and Linda F. Dougherty 1998 Family Trust.
(f) Includes 199,010 shares owned by the James A. Harris Grantor Retained Annuity Trust and 49,737 shares owned by the James A. Harris Charitable Remainder Unitrust.
(g) Owned  by  The Michael J. Stone and Ashia H. Stone Revocable Inter Vivos
    Trust.

                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  OF  NAMED  EXECUTIVES

     The Summary Compensation Table shows certain compensation information for each person who served as Chief Executive Officer during the year and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for services rendered in all capacities during fiscal year 1999 (collectively referred to as the "Named Executive Officers"). Compensation data is shown for the fiscal years ended December 31, 1999, 1998 and 1997. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                                      SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                          ANNUAL              COMPENSATION
                                       COMPENSATION              AWARDS
                                       ------------              ------

      Name and                                                                      All Other
  Principal Position      Year      Salary     Bonus(a)   Stock Options (#)(b)   Compensation (c)
----------------------    ----     --------    --------   --------------------   ----------------
James A. Harris. . . .    1999     $300,000    $200,000                20,000              $    -
  Chief Executive         1998      258,333           -                     -               2,500
  Officer and             1997      200,000      75,000                     -               4,750
  Chairman of the
  Board
Morris L. Bishop, Jr..    1999      250,000     125,000                35,000                   -
  President and Chief     1998      220,833           -                     -               2,500
  Operating Officer       1997      167,500      75,000                     -               2,375
  and Director
Michael J. Stone . . .    1999      250,000     200,000                20,000                   -
  Executive Vice          1998      208,333           -                     -               2,500
  President-              1997      150,000      75,000                     -               4,750
  Development, Chief
  Financial Officer,
  Treasurer, Secretary
  and Director

(a) In May 1999, in recognition of the successful completion of the Company's southeast expansion program, Mr. Harris was awarded a bonus of $200,000, Mr. Bishop was awarded a bonus of $125,000 and Mr. Stone was awarded a bonus Of $200,000.
(b) Options  granted  are  for  the  Company's  common  stock.
(c) Amounts reported under "All Other Compensation" consist of matching contributions made on behalf of the employee to the Company's 401(k) Retirement Plan for 1998 and 1997.

MANAGEMENT  EMPLOYMENT  AGREEMENTS.

     On August 18, 1999, the Company entered into employment agreements with James A. Harris, its Chief Executive Officer and Chairman of the Board, Morris
L. Bishop, Jr., its President and Chief Operating Officer, and Michael J. Stone, its Executive Vice President - Development, Chief Financial Officer, Treasurer and Secretary. Pursuant to the agreements, Messrs. Harris, Bishop and Stone are currently entitled to receive base salaries of $300,000, $250,000 and $250,000, respectively, and bonuses, as determined from time to time by the Board of Directors. The agreements are each for a term ending December 31, 2002. If the executive's employment is terminated without cause, he is entitled to a severance payment equal to his annual base salary plus the amount of any bonus received for the year prior to such termination per year for a period of two years following the date of such termination.

401(K)  PLAN.

     The Company maintains a savings plan qualified under Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all full-time employees other than certain union employees are eligible to participate in the plan. Employees electing to participate in the plan are fully vested in their contributions. In addition, the Company may make discretionary contributions under the plan each year. Participating employees increase their vested interest in the discretionary contributions based upon years of employment in which a minimum of 1,000 hours are worked, and they become fully vested after five years. The maximum contribution for any participant for any year is the maximum amount permitted under the Internal Revenue Code.

1999  LONG  TERM  INCENTIVE  PLAN.

     The Company's 1999 Long Term Incentive Plan (the "Plan"), which was approved by the Shareholders in August 1999, provides for the granting of incentive and nonqualified stock options, stock appreciation rights, either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing. The purposes of the Plan are to promote the long term growth and profitability of the Company by providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the Company's success, as well as to attract people of experience and ability to the Company. The Plan is intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934. The Plan covers an aggregate of 700,840 shares of Common Stock of which 305,836 had been granted as of February 29, 2000.

     The Plan provides for the granting of two types of stock options: incentive stock options (ISOs) and Nonqualified Stock Options (NSOs) The ISOs (but not the NSOs) are intended to qualify as "incentive stock options" as defined in
Section  422  of  the  Internal  Revenue  Code  of  1986,  as  amended.

     Options may be granted under the Plan to directors (including non-employee directors), officers and key employees of, and other key individuals performing services for, the Company and its subsidiaries selected by the Compensation Committee of the Board of Directors; provided, however, that ISOs may be granted only to eligible employees of the Company and its subsidiaries. As of February 29, 2000, approximately 65 employees, directors and consultants participated in the Plan.

     The Compensation Committee of the Board of Directors administers the Plan. The Committee has the power, subject to the provisions of the Plan, to determine the persons to whom and the dates on which grants will be made, the number of shares to be subject to each grant, the time or times during the term of each grant within which all or a portion of such grant may be exercised, and the other terms of the grants.

     The maximum term of each option is ten years. ISOs granted under the Plan generally vest in thirds over a three-year period following the date of grant for employees of the Company. NSOs granted under the Plan generally vest annually over a three-year period following the date of grant and immediately upon grant date for outside directors. Upon termination for cause or at will, the unvested portion of the options will be forfeited.

     The exercise price of all ISOs granted under the Option Plan must be at least equal to the fair market value of the underlying stock on the date of grant. The exercise price of NSOs granted under the Option Plan is not subject to any limitation based on the then current market value of the Company's Common Stock.

     The Plan also provides for awards of restricted stock. A restricted stock award is an award of shares of common stock which are subject to restrictions on transfer for a period specified by the Compensation Committee. The holder must pay at least par value ($0.01 per shares) for all restricted stock granted. In the event the holder of restricted stock issued under the Plan ceases to be employed by (or to act as a director or consultant to) the Company prior the end of the restricted period, all shares still subject to restriction may be purchased by the Company for the price paid by the holder. No awards of restricted stock were made under the Plan in 1999.

     The Plan also provides for awards of stock appreciation rights either alone or in tandem with options. A SAR entitles the holder, upon exercise, to receive a distribution in an amount equal to the difference between the fair market value of a share of common stock of the Company on the date of exercise and the exercise price of the SAR, or in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. The Compensation Committee is authorized to decide whether such distribution shall be in cash or in the Company's securities. All SARs will be exercised automatically on the last day prior to the expiration date as long as the fair market value of a share of the Company's common stock exceeds the exercise price of the SAR. No awards of SARs were made under the Plan in 1999.

     The Plan also provides for awards of performance shares. Performance shares are shares of the Company's common stock based on the achievement by the grantees of certain performance goals established by the Compensation Committee. A participant must be a director, officer or employee of, or otherwise perform services for the Company or its subsidiaries at the end of the performance cycle in order to be entitled to a payment of a performance award. No performance awards were made under the Plan in 1999.

     No consideration is received by the Company for granting any option, restricted stock or SAR under the Plan. An optionee may pay the exercise price of an option in cash, by check, by surrender of shares of the Company's common stock, by payment in accordance with a permitted cashless exercise program or by any other forms of consideration approved by the Compensation Committee.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     The following table sets forth the options granted during the last fiscal year to each of the named executive officers of the Company:

                                     Option Grants In Last Fiscal Year(a)
------------------------------------------------------------------------------------------------------------
                                                                           Potential Realizable Value at
                                                                         Assumed Annual Rates of Stock Price
                                       Individual Grants                   Appreciation For Option Term(b)
                       ------------------------------------------------  -----------------------------------
                        Number Of   % Of Total
                       Securities   Granted To    Exercise
                       Underlying    Employees    Or Base
                         Options     In Fiscal     Price     Expiration
Name                   Granted (#)   Year (c)    ($)/Share      Date                 5%         10%
---------------------  -----------  -----------  ----------  ----------          ---------  ---------
James A. Harris . . .       20,000        6.54%  $    15.00     8/10/09          $188,668   $478,123
Morris L. Bishop, Jr.       35,000       11.44%  $    15.00     8/10/09           330,170    836,715
Michael J. Stone. . .       20,000        6.54%  $    15.00     8/10/09           188,668    478,123

(a) Awards under the Company's 1999 Long Term Incentive Plan are granted at the discretion of the Compensation Committee of the Board of Directors and may be awarded based on past performance and to promote long term growth. The option exercise price of all options granted equals the fair market value of the shares of Common Stock of the Company on the date of the grant. The options are subject to vesting in one-third increments over a three-year period for employees of the Company and immediately upon grant date for outside directors unless accelerated upon the optionee's death, disability or retirement or upon a change in control of the Company.
(b) Pursuant to the rules of the Securities and Exchange Commission, the dollar amounts set forth in these columns are the result of calculations based on the set rates of 5% and 10%, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(c) Based  on  305,836  options  granted  to all employees as February 29, 2000.

OPTION  EXERCISES  IN  LAST  FISCAL  YEAR  AND  YEAR-END  OPTION  VALUES

     The following table sets forth the options exercised during the last fiscal year by Named Executive Officers of the Company:

                   Aggregated Options Exercised and Option Values in Fiscal Year 1999
                   ------------------------------------------------------------------

                                                      Number Of Securities      Value Of Unexercised In-
                                                     Underlying Unexercised      The-Money Options At
                                                     Options At Year-End (#)          Year-End ($)
                                                     -----------------------          ------------
                          Shares
                       Acquired On      Value
        Name           Exercise (#)   Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------  ------------   ------------  -------------------------  -------------------------
James A. Harris . . .       -             -                  0/20,000                        -
Morris L. Bishop, Jr.       -             -                  0/35,000                        -
Michael J. Stone. . .       -             -                  0/20,000                        -

COMPENSATION  COMMITTEE  REPORT

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee are eligible to receive awards under the Company's incentive compensation programs other than the 1999 Long Term Incentive Plan.

     The Company's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the construction materials
industry.   It  does  this  by  utilizing  competitive  base  salaries  that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                      COMPENSATION PHILOSOPHY AND OBJECTIVE

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the named executive officers and the Chief Executive Officer, are based on the same criteria. These include quantitative factors that directly improve the Company's short-term financial performance, as well as qualitative factors that strengthen the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

     The Committee believes that compensation of the Company's key executives should:

  -  Link  rewards  to  business  results  and  stockholder  returns;
  - Encourage creation of stockholder value and achievement of strategic objectives;

  - Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;
  - Attract and retain, on a long-term basis, highly qualified executive personnel; and
  - Provide total compensation opportunity that is competitive with that provided by competitors in the construction materials industry, taking into account relative company size and performance as well as individual responsibilities and performance.

                     KEY ELEMENTS OF EXECUTIVE COMPENSATION

     The  Company's  executive  compensation program consists of three elements:
Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance measured against annual objectives and overall performance. Payout of the long-term incentives depends on performance of the Company's stock, both in absolute and relative terms.

BASE  SALARY

     A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization and revenues, among other attributes. Executive salaries are reviewed annually.

SHORT-TERM  INCENTIVE

     Short-term awards to executives are made in cash and in stock to recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, and management skills.

LONG-TERM  INCENTIVE

     Long term incentives to executives are made in grants of stock options and grants of restricted stock and stock appreciation rights. These grants are made under the Company's 1999 Long Term Incentive Plan.

                    1999 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Harris' salary was increased in 1998, effective June 1, 1998, from $200,000 to $300,000 per year. Mr. Harris received no salary increase in 1999. He received a bonus of $200,000 in May 1999, in recognition of the successful completion of the Company's Southeast expansion program, and 20,000 options to purchase common stock which vest over a three year period. The Committee believes that Mr. Harris' base salary and incentive compensation is within the range of compensation for chief executive officers of other companies engaged in the basic construction materials industry and is consistent with the foregoing philosophy and objectives and reflect the scope and level of his responsibilities.

Members  of  the  Compensation  Committee

David  A.  Donnini,  Chairman
Charles  R.  Pullin
Bruce  V.  Rauner

SHARE  INVESTMENT  PERFORMANCE

     The following graph compares the total return performance of the Company for the periods indicated with the performance of the Russell 2000 Index (presented on a dividends reinvested basis) and the performance of a Peer Group Index. The Company's shares are traded on the New York Stock Exchange under the symbol "AGA". The Russell 2000 Index is comprised of the publicly traded stocks of the 2,000 smallest companies included in the Russell 3000 Index, which includes the publicly traded stocks of the 3,000 largest companies. The average market capitalization of the companies included in the Russell 2000 Index is approximately $526 million. The Peer Group Index includes the publicly traded securities of Vulcan Materials Company, Florida Rock Industries, Inc., LaFarge Corporations, U.S. Aggregates, Inc. and Martin Marietta Materials, Inc. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

                                PERFORMANCE GRAPH

                COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN
             AMONG U.S. AGGREGATES, INC., THE RESSELL 2000 INDEX
                                 AND A PEER GROUP

                                      [GRAPH]

Period Ending            8/12/99     8/99     9/99     10/99     11/99     12/99
-------------            -------     ----     ----     -----     -----     -----
U.S. Aggregates, Inc.      100       99.58    92.92    79.58     77.50     80.20
Peer Group Index           100       97.24    90.19    92.46     88.80     91.15
Russell Index              100       96.35    94.42    92.53     93.01     95.87

FILINGS  BY  DIRECTORS,  EXECUTIVE  OFFICERS  AND  TEN  PERCENT  HOLDERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filings were made on a timely basis.

                                   PROPOSAL 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent auditor for the year ended December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock Voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

           MANAGEMENT RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR
                            ENDING DECEMBER 31, 2000

                                OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             By  Order  of  the  Board  of  Directors,

                             /S/ Michael J. Stone
                             Michael  J.  Stone
                             Secretary
March  30,  2000

                              U.S. AGGREGATES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2000

     James A. Harris and Michael J. Stone, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of U.S. AGGREGATES, INC. to be held in the Ridgley Room at the Tutwiler Hotel at 2021 Park Place North, Birmingham, Alabama 35203, at 1:00 p.m. local time on Tuesday, May 16, 2000, and at any postponements or adjournments of that meeting, and in their discretion upon any other business that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSALS ONE AND TWO:

1. To elect Class I directors to hold office until the 2003 annual meeting of shareholders or until their successors are elected and qualified.

     [  ]  FOR all nominees listed below    [  ] WITHHOLD  AUTHORITY
           (except  as  marked  below)           to vote for all nominees listed
                                                 below

     Edward A. Dougherty           Michael J. Stone           Raymond R. Wingard


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST ABOVE:

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     [  ]  FOR            [  ]  AGAINST         [  ]  ABSTAIN

     The undersigned hereby acknowledges receipt of (a) Notice of Annual Meeting of Shareholders to be held May 16, 2000, (b) the accompanying Proxy Statement, and (c) the annual report of the Company for the year ended December 31, 1999. If no specification is made, this proxy will be voted FOR proposals one and two.

Date:_____________________,  2000

Please sign exactly as your name appears at left. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

_______________________________


_______________________________